FNF Reports Third Quarter 2025 Financial Results

Jacksonville, Fla. – (November 6, 2025) - Fidelity National Financial, Inc. (NYSE:FNF) (FNF or the Company), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through its majority-owned, publicly traded subsidiary F&G Annuities & Life, Inc. (NYSE:FG) (F&G), today reported financial results for the third quarter ended September 30, 2025.

Net earnings attributable to common shareholders for the third quarter were $358 million, or $1.33 per diluted share (per share), compared to net earnings of $266 million, or $0.97 per share, for the third quarter of 2024. Net earnings attributable to common shareholders include mark-to-market effects and non-recurring items; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the third quarter were $439 million, or $1.63 per share, compared to $356 million, or $1.30 per share, for the third quarter of 2024.
•The Title Segment contributed $330 million for the third quarter, compared to $244 million for the third quarter of 2024
•The F&G Segment contributed $139 million for the third quarter, compared to $135 million for the third quarter of 2024
•The Corporate Segment, before eliminating dividend income from F&G in the consolidated financial statements, had an adjusted net loss of $1 million for the third quarter, compared to adjusted net earnings of $3 million for the third quarter of 2024
•FNF’s consolidated adjusted net earnings include significant income and expense items in the F&G Segment, as well as alternative investment portfolio returns from short-term mark-to-market movement that differ from long-term return expectations. Please see “Segment Financial Results” for F&G, as well as the “Non-GAAP Measures and Other Information” section for further explanation

Company Highlights

•Title Segment delivered outstanding operating performance and industry leading margin: Total Title Segment revenue was $2.3 billion for the third quarter, an 8% increase over $2.1 billion for the third quarter of 2024. Total revenue, excluding recognized gains and losses, was $2.3 billion for the third quarter, a 13% increase over $2.0 billion for the third quarter of 2024. Our industry leading adjusted pre-tax title margin was 17.8% for the third quarter. These results reflect strong performance across the business, including commercial and refinance as well as our centralized and home warranty operations. Additionally, our disciplined expense management is driving strong incremental margins
•F&G Segment assets under management growth was driven by continued strong annuity sales: F&G achieved record assets under management before flow reinsurance of $71.4 billion at the end of the third quarter, an increase of 14% over the third quarter of 2024. F&G’s gross sales were $4.2 billion and net sales were $2.8 billion for the third quarter
•Dynamic capital allocation strategy backed by stable cash generation supports shareholder value: FNF has repurchased 631,000 shares for $37.5 million, at an average price of $59.37 per share, in the third quarter and paid common dividends of $0.50 per share for $135 million. FNF ended the quarter with $733 million in cash and short-term liquid investments at the holding company

William P. Foley, II, Chairman, commented, “We delivered strong third quarter results across both our Title business and F&G segment, demonstrating the power of our complementary businesses and our ability to execute in dynamic market conditions. Our Title business achieved an industry leading adjusted pre-tax title margin of 17.8% while F&G had one of their best sales quarters in their history which drove assets under management over $70 billion, a significant milestone for the business. This performance is generating strong free cash flows and we have returned $627 million to our shareholders in the first nine months of the year through share buybacks and our quarterly dividend while also investing $150 million in F&G’s common equity raise earlier this year.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Year to Date
	September 30, 2025	September 30, 2024	2025	2024
Total revenue	$4,030	$3,603	$10,394	$10,060
F&G gross sales[1]	$4,238	$3,878	$11,246	$11,793
F&G net sales[1]	$2,800	$2,386	$7,725	$8,133
F&G assets under management (AUM)[1]	$56,647	$52,464	$56,647	$52,464
F&G AUM before flow reinsurance[1]	$71,430	$62,875	$71,430	$62,875
Total assets	$106,636	$94,672	$106,636	$94,672
Adjusted pre-tax title margin	17.8%	15.9%	15.3%	14.5%
Net earnings attributable to common shareholders	$358	$266	$719	$820
Net earnings per share attributable to common shareholders	$1.33	$0.97	$2.64	$3.00
Adjusted net earnings[1]	$439	$356	$970	$900
Adjusted net earnings per share[1]	$1.63	$1.30	$3.57	$3.30
Weighted average common diluted shares	270	273	272	273
Total common shares outstanding	271	274	271	274

1 See definition of non-GAAP measures below

Segment Financial Results

Title Segment
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services, and home warranty.

Mike Nolan, Chief Executive Officer, added, “Our third quarter Title results were driven by very strong performance across the business, including commercial and refinance, as well as our disciplined expense management. Commercial continues to be the standout with revenues rising 34% compared to the third quarter of 2024, as activity remains broad based across several asset classes. While the residential housing market remains challenging, our management team has a proven track record of managing our business to the trend in opened orders, as evidenced by our industry leading pre-tax title margin in the third quarter. This discipline has generated a steady level of free cash flow, allowing us to continue to invest in our business through attractive acquisitions and technology as we continue to build for the long term.”

Third Quarter 2025 Highlights

•Total revenue of $2.3 billion, compared with $2.1 billion in the third quarter of 2024
•Total revenue, excluding recognized gains and losses, of $2.3 billion, a 13% increase over the third quarter of 2024
◦Direct title premiums of $678 million, a 19% increase over third quarter of 2024
◦Agency title premiums of $890 million, a 13% increase over third quarter of 2024
◦Commercial revenue of $389 million, a 34% increase over third quarter of 2024
•Purchase orders opened on a daily basis were in line with the third quarter of 2024 and purchase orders closed increased 1% on a daily basis
•Refinance orders opened increased 15% on a daily basis and refinance orders closed increased 23% on a daily basis over the third quarter of 2024
•Commercial orders opened increased 8% and commercial orders closed increased 19% over the third quarter of 2024
•Total fee per file of $3,994 for the third quarter, an 8% increase over the third quarter of 2024

Third Quarter 2025 Financial Results

•Pre-tax title margin of 15.8% and industry leading adjusted pre-tax title margin of 17.8% for the third quarter, compared to 17.7% and 15.9%, respectively, for the third quarter of 2024
•Pre-tax earnings in Title for the third quarter of $359 million, compared with $372 million for the third quarter of 2024
•Adjusted pre-tax earnings in Title for the third quarter of $410 million, compared with $323 million for the third quarter of 2024; these results reflect strong performance across the business, including commercial and refinance as well as our centralized and home warranty operations. Additionally, our disciplined expense management is driving strong incremental margins

F&G Segment
This segment consists of operations of FNF’s majority-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Chris Blunt, F&G's Chief Executive Officer, said, “We delivered outstanding third quarter results highlighted by record assets under management before flow reinsurance of $71 billion fueled by one of our best sales quarters in history, the launch of our new reinsurance sidecar, and strong performance across our business through the third quarter as we execute on our strategy and make continued progress towards our 2023 Investor Day targets. Our business continues to benefit from increased scale and disciplined expense management, as our ratio of operating expense to AUM before flow reinsurance has improved to 52 basis points, down 10 basis points from the third quarter of 2024, with further improvement expected by the end of the year. Our high quality investment portfolio is performing well and credit related impairments remain below our pricing assumption. F&G is becoming a more fee based, higher margin and capital light business as we leverage our position as one of the industry’s largest sellers of annuities and life insurance.”

Third Quarter 2025

•AUM before flow reinsurance was $71.4 billion at the end of the third quarter, an increase of 14% over the third quarter of 2024. This included retained AUM of $56.6 billion, an increase of 8% over $52.5 billion at the end of the third quarter of 2024
•    Gross sales were $4.2 billion for the third quarter, an increase of 8% over the third quarter of 2024, driven by favorable market conditions and strong demand for retirement savings products
•    Core sales were $2.2 billion for the third quarter, modestly above the third quarter of 2024, reflecting strong indexed annuity, indexed universal life and pension risk transfer sales
•    Opportunistic sales were $2.0 billion for the third quarter, split between multiyear guaranteed annuities and funding agreements, compared to $1.7 billion in the third quarter of 2024 which was solely comprised of multiyear guaranteed annuities. Opportunistic volumes vary quarter to quarter depending on economics and market opportunity
•    Net sales were $2.8 billion for the third quarter, compared to $2.4 billion in the third quarter of 2024; this reflects flow reinsurance at varying ceded amounts in line with capital targets for multiyear guaranteed annuities and fixed indexed annuities, including our new reinsurance sidecar, effective August 1, 2025
•    Net earnings attributable to common shareholders for F&G Segment were $98 million for the third quarter due to unfavorable mark-to-market movement, compared to a net loss of $5 million for the third quarter of 2024 which included unfavorable mark-to-market movement
•    Adjusted net earnings attributable to common shareholders for F&G Segment were $139 million for the third quarter, compared to $135 million for the third quarter of 2024
◦    F&G Segment adjusted net earnings of $139 million for the third quarter of 2025 included income from $8 million, or $0.03 per share, tax valuation allowance benefit and $3 million, or $0.01 per share, of actuarial reserve release. Investment income from alternative investments was $55 million, or $0.20 per share, below management’s long-term expected return of approximately 10%
◦    F&G Segment adjusted net earnings of $135 million for the third quarter of 2024 included net expense of $14 million of actuarial assumption updates; partially offset by income from a $12 million tax valuation allowance benefit. Investment income from alternative investments was $35 million below management’s long-term expected return of approximately 10%
◦    As compared to the prior year quarter and excluding the above items, adjusted net earnings reflect asset growth, growing fees from accretive flow reinsurance, steady owned distribution margin and disciplined expense management driving scale benefit; partially offset by higher interest expense on debt
◦    Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation

Conference Call
We will host a call with investors and analysts to discuss FNF’s third quarter of 2025 results on Friday, November 7, 2025, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political crisis, war and pandemic conditions, including ongoing geopolitical conflicts; consumer spending; government spending; the volatility and strength of the capital markets; investor and consumer confidence; foreign currency exchange rates; commodity prices; inflation levels; changes in trade policy; tariffs and trade sanctions on goods; trade wars; supply chain disruptions; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U.S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries, including regulation of title insurance and services and privacy and data protection laws; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission.
FNF-E

SOURCE: Fidelity National Financial, Inc.; F&G Annuities & Life, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2025
Direct title premiums	$678	$678	$—	$—	$—
Agency title premiums	890	890	—	—	—
Escrow, title related and other fees	1,429	634	735	60	—
Total title and escrow	2,997	2,202	735	60	—

Interest and investment income	857	101	748	37	(29)
Recognized gains and losses, net	176	(38)	211	3	—
Total revenue	4,030	2,265	1,694	100	(29)

Personnel costs	899	766	79	54	—
Agent commissions	690	690	—	—	—
Other operating expenses	407	341	38	28	—
Benefits & other policy reserve changes	1,181	—	1,181	—	—
Market risk benefit (gains) losses	43	—	43	—	—
Depreciation and amortization	227	39	180	8	—
Provision for title claim losses	70	70	—	—	—
Interest expense	60	—	42	18	—
Total expenses	3,577	1,906	1,563	108	—

Pre-tax earnings (loss)	$453	$359	$131	$(8)	$(29)

Income tax expense (benefit)	90	90	11	(11)	—
Earnings (loss) from equity investments	26	29	—	(3)	—
Non-controlling interests	31	8	22	1	—

Net earnings (loss) attributable to common shareholders	$358	$290	$98	$(1)	$(29)

EPS attributable to common shareholders - basic	$1.33

EPS attributable to common shareholders - diluted	$1.33

Weighted average shares - basic	269
Weighted average shares - diluted	270

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2025
Net earnings (loss) attributable to common shareholders	$358	$290	$98	$(1)	$(29)

Pre-tax earnings (loss)	$453	$359	$131	$(8)	$(29)

Non-GAAP Adjustments
Recognized (gains) and losses, net	103	38	68	(3)	—
Market related liability adjustments	(37)	—	(37)	—	—
Purchase price amortization	45	13	29	3	—
Transaction and other costs	6	—	6	—	—

Adjusted pre-tax earnings (loss)	$570	$410	$197	$(8)	$(29)

Total non-GAAP, pre-tax adjustments	$117	$51	$66	$—	$—
Income taxes on non-GAAP adjustments	(26)	(13)	(13)	—	—
Non-controlling interest on non-GAAP adjustments	(12)	—	(12)	—	—
Deferred tax asset valuation allowance	2	2	—	—	—
Total non-GAAP adjustments	$81	$40	$41	$—	$—

Adjusted net earnings (loss) attributable to common shareholders	$439	$330	$139	$(1)	$(29)

Adjusted EPS attributable to common shareholders - diluted	$1.63

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2024
Direct title premiums	$571	$571	$—	$—	$—
Agency title premiums	789	789	—	—	—
Escrow, title related and other fees	1,159	581	526	52	—
Total title and escrow	2,519	1,941	526	52	—

Interest and investment income	815	92	712	37	(26)
Recognized gains and losses, net	269	63	206	—	—
Total revenue	3,603	2,096	1,444	89	(26)

Personnel costs	810	688	80	42	—
Agent commissions	612	612	—	—	—
Other operating expenses	396	328	45	23	—
Benefits & other policy reserve changes	1,095	—	1,095	—	—
Market risk benefit (gains) losses	71	—	71	—	—
Depreciation and amortization	189	35	147	7	—
Provision for title claim losses	61	61	—	—	—
Interest expense	56	—	36	20	—
Total expenses	3,290	1,724	1,474	92	—

Pre-tax earnings (loss)	$313	$372	$(30)	$(3)	$(26)

Income tax expense (benefit)	44	73	(25)	(4)	—
Earnings from equity investments	2	2	—	—	—
Non-controlling interests	5	5	—	—	—

Net earnings (loss) attributable to common shareholders	$266	$296	$(5)	$1	$(26)

EPS attributable to common shareholders - basic	$0.98

EPS attributable to common shareholders - diluted	$0.97

Weighted average shares - basic	272
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
September 30, 2024
Net earnings (loss) attributable to common shareholders	$266	$296	$(5)	$1	$(26)

Pre-tax earnings (loss)	$313	$372	$(30)	$(3)	$(26)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(17)	(63)	46	—	—
Market related liability adjustments	145	—	145	—	—
Purchase price amortization	39	14	22	3	—
Adjusted pre-tax earnings (loss)	$480	$323	$183	$—	$(26)

Total non-GAAP, pre-tax adjustments	$167	$(49)	$213	$3	$—
Income taxes on non-GAAP adjustments	(33)	12	(44)	(1)	—
Non-controlling interest on non-GAAP adjustments	(29)	—	(29)	—	—
Deferred tax asset valuation allowance	(15)	(15)	—	—	—
Total non-GAAP adjustments	$90	$(52)	$140	$2	$—

Adjusted net earnings (loss) attributable to common shareholders	$356	$244	$135	$3	$(26)

Adjusted EPS attributable to common shareholders - diluted	$1.30

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Nine Months Ended
September 30, 2025
Direct title premiums	$1,820	$1,820	$—	$—	$—
Agency title premiums	2,410	2,410	—	—	—
Escrow, title related and other fees	3,783	1,772	1,871	140	—
Total title and escrow	8,013	6,002	1,871	140	—

Interest and investment income	2,394	270	2,096	113	(85)
Recognized gains and losses, net	(13)	(20)	(1)	8	—
Total revenue	10,394	6,252	3,966	261	(85)

Personnel costs	2,536	2,187	223	126	—
Agent commissions	1,872	1,872	—	—	—
Other operating expenses	1,200	996	121	83	—
Benefits & other policy reserve changes	2,698	—	2,698	—	—
Market risk benefit (gains) losses	148	—	148	—	—
Depreciation and amortization	623	110	491	22	—
Provision for title claim losses	190	190	—	—	—
Interest expense	181	—	123	58	—
Total expenses	9,448	5,355	3,804	289	—

Pre-tax earnings (loss) from continuing operations	$946	$897	$162	$(28)	$(85)

Income tax expense (benefit)	217	225	21	(29)	—
Earnings (loss) from equity investments	36	39	—	(3)	—
Non-controlling interests	46	17	28	1	—

Net earnings (loss) attributable to common shareholders	$719	$694	$113	$(3)	$(85)

EPS attributable to common shareholders - basic	$2.65

EPS attributable to common shareholders - diluted	$2.64

Weighted average shares - basic	271
Weighted average shares - diluted	272

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Nine Months Ended
September 30, 2025
Net earnings (loss) attributable to common shareholders	$719	$694	$113	$(3)	$(85)

Pre-tax earnings (loss)	$946	$897	$162	$(28)	$(85)

Non-GAAP Adjustments
Recognized (gains) and losses, net	188	20	176	(8)	—
Market related liability adjustments	50	—	50	—	—
Purchase price amortization	110	41	62	7	—
Transaction and other costs	19	—	15	4	—

Adjusted pre-tax earnings (loss)	$1,313	$958	$465	$(25)	$(85)

Total non-GAAP, pre-tax adjustments	$367	$61	$303	$3	$—
Income taxes on non-GAAP adjustments	(78)	(15)	(62)	(1)	—
Deferred tax asset valuation allowance	8	8	—	—	—
Non-controlling interest on non-GAAP adjustments	(46)	—	(46)	—	—
Total non-GAAP adjustments	$251	$54	$195	$2	$—

Adjusted net earnings (loss) attributable to common shareholders	$970	$748	$308	$(1)	$(85)

Adjusted EPS attributable to common shareholders - diluted	$3.57

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

			F&G
Nine Months Ended	Consolidated	Title		Corporate and Other	Elimination
September 30, 2024
Direct title premiums	$1,575	$1,575	$—	$—	$—
Agency title premiums	2,166	2,166	—	—	—
Escrow, title related and other fees	3,555	1,636	1,772	147	—
Total title and escrow	7,296	5,377	1,772	147	—

Interest and investment income	2,308	262	2,012	114	(80)
Recognized gains and losses, net	456	51	401	4	—
Total revenue	10,060	5,690	4,185	265	(80)

Personnel costs	2,316	1,986	215	115	—
Agent commissions	1,681	1,681	—	—	—
Other operating expenses	1,152	924	149	79	—
Benefits & other policy reserve changes	2,864	—	2,864	—	—
Market risk benefit (gains) losses	80	—	80	—	—
Depreciation and amortization	545	106	417	22	—
Provision for title claim losses	168	168	—	—	—
Interest expense	152	—	94	58	—
Total expenses	8,958	4,865	3,819	274	—

Pre-tax earnings (loss)	$1,102	$825	$366	$(9)	$(80)

Income tax expense (benefit)	223	190	51	(18)	—
Earnings from equity investments	4	4	—	—	—
Non-controlling interests	63	12	51	—	—

Net earnings (loss) attributable to common shareholders	$820	$627	$264	$9	$(80)

EPS attributable to common shareholders - basic	$3.03
EPS attributable to common shareholders - diluted	$3.00

Weighted average shares - basic	271
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Nine Months Ended
September 30, 2024
Net earnings (loss) attributable to common shareholders	$820	$627	$264	$9	$(80)

Pre-tax earnings (loss)	$1,102	$825	$366	$(9)	$(80)

Non-GAAP Adjustments
Recognized (gains) and losses, net	5	(51)	60	(4)	—
Market related liability adjustments	19	—	19	—	—
Purchase price amortization	115	44	63	8	—
Transaction costs	(2)	—	(3)	1	—

Adjusted pre-tax earnings (loss)	$1,239	$818	$505	$(4)	$(80)

Total non-GAAP, pre-tax adjustments	$137	$(7)	$139	$5	$—
Income taxes on non-GAAP adjustments	(26)	2	(27)	(1)	—
Deferred tax asset valuation allowance	(7)	(7)	—	—	—
Non-controlling interest on non-GAAP adjustments	(24)	—	(24)	—	—
Total non-GAAP adjustments	$80	$(12)	$88	$4	$—

Adjusted net earnings (loss) attributable to common shareholders	$900	$615	$352	$13	$(80)

Adjusted EPS attributable to common shareholders - diluted	$3.30

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	September 30, 2025	December 31, 2024
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$74,379	$67,094
Goodwill	5,272	5,271
Title plant	421	420
Total assets	106,636	95,263
Notes payable	4,398	4,321
Reserve for title claim losses	1,708	1,713
Secured trust deposits	734	551
Accumulated other comprehensive (loss) earnings	(1,606)	(2,052)
Non-controlling interests	979	778
Total equity and non-controlling interests	9,334	8,532
Total equity attributable to common shareholders	8,355	7,754

Non-GAAP Measures and Other Information

Title Segment

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Pre-tax earnings	$359	$372	$897	$825
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	38	(63)	20	(51)
Purchase price amortization	13	14	41	44
Total non-GAAP adjustments	51	(49)	61	(7)
Adjusted pre-tax earnings	$410	$323	$958	$818
Adjusted pre-tax margin	17.8%	15.9%	15.3%	14.5%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Quarterly Opened Orders ('000's except % data)
Total opened orders*	370	366	343	299	352	344	315	257
Total opened orders per day*	5.8	5.8	5.6	4.7	5.5	5.5	5.1	4.1
Purchase % of opened orders	70%	76%	75%	72%	73%	80%	79%	78%
Refinance % of opened orders	30%	24%	25%	28%	27%	20%	21%	22%
Total closed orders*	250	246	201	232	232	229	186	192
Total closed orders per day*	3.9	3.9	3.3	3.7	3.6	3.6	3.0	3.1
Purchase % of closed orders	74%	75%	75%	72%	77%	81%	79%	80%
Refinance % of closed orders	26%	25%	25%	28%	23%	19%	21%	20%

Commercial (millions, except orders in '000's)
Total commercial revenue	$389	$333	$293	$376	$290	$273	$238	$294
Total commercial opened orders	54.8	54.1	52.6	47.5	50.8	50.7	48.7	43.7
Total commercial closed orders	30.8	29.6	26.0	28.9	25.9	25.7	24.3	26.3

National commercial revenue	$209	$178	$149	$208	$151	$145	$123	$164
National commercial opened orders	24.3	23.7	22.7	20.7	21.9	21.4	19.4	18.2
National commercial closed orders	13.1	12.0	10.2	11.8	10.4	9.8	9.2	10.1

Total Fee Per File
Fee per file	$3,994	$3,894	$3,761	$3,909	$3,708	$3,759	$3,555	$3,806
Residential fee per file	$2,908	$3,001	$2,776	$2,772	$2,881	$2,995	$2,746	$2,889
Total commercial fee per file	$12,600	$11,300	$11,300	$13,000	$11,200	$10,600	$9,800	$11,200
National commercial fee per file	$16,000	$14,900	$14,600	$17,600	$14,500	$14,800	$13,400	$16,300

Total Staffing
Total field operations employees	10,600	10,500	10,200	10,300	10,400	10,300	10,000	9,900

Actual title claims paid ($ millions)	$58	$66	$65	$75	$64	$70	$70	$64

Title Segment (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2025	121,000	75%	84,000	75%
August 2025	117,000	71%	83,000	75%
September 2025	132,000	65%	83,000	72%

Third Quarter 2025	370,000	70%	250,000	74%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2024	115,000	78%	79,000	80%
August 2024	117,000	73%	79,000	78%
September 2024	120,000	68%	74,000	74%

Third Quarter 2024	352,000	73%	232,000	77%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G Segment

The table below reconciles net earnings (loss) attributable to common shareholders to adjusted net earnings attributable to common shareholders. The F&G Segment is reported net of noncontrolling minority interest.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net earnings (loss) attributable to common shareholders	$98	$(5)	$113	$264
Non-GAAP adjustments(1):
Recognized (gains) losses, net	68	46	176	60
Market related liability adjustments	(37)	145	50	19
Purchase price amortization	29	22	62	63
Transaction and other costs	6	—	15	(3)
Income taxes on non-GAAP adjustments	(13)	(44)	(62)	(27)
Non-controlling interest on non-GAAP adjustments	(12)	(29)	(46)	(24)
Adjusted net earnings (loss) attributable to common shareholders(1)	$139	$135	$308	$352

•F&G Segment adjusted net earnings of $139 million for the third quarter of 2025 included income from $8 million, or $0.03 per share, tax valuation allowance benefit and $3 million, or $0.01 per share, of actuarial reserve release. Investment income from alternative investments was $55 million, or $0.20 per share, below management’s long-term expected return of approximately 10%

•    F&G Segment adjusted net earnings of $135 million for the third quarter of 2024 included net expense of $14 million, or $0.05 per share, of actuarial assumption updates; partially offset by income from a $12 million, or $0.04 per share, tax valuation allowance benefit. Investment income from alternative investments was $35 million, or $0.13 per share, below management’s long-term expected return of approximately 10%

•    F&G Segment adjusted net earnings of $308 million for the first nine months ended September 30, 2025 included income from $13 million, or $0.04 per share, reinsurance true-up adjustment, $8 million, or $0.03 per share, tax valuation allowance benefit and $3 million, or $0.01 per share, of actuarial reserve release. Investment income from alternative investments was $175 million, or $0.64 per share, below management’s long-term expected return of approximately 10%

•    F&G Segment adjusted net earnings of $352 million for the first nine months ended September 30, 2024 included net expense of $27 million, or $0.10 per share, of actuarial assumption and model updates and other items; partially offset by income from a $12 million, or $0.04 per share, tax valuation allowance benefit. Investment income from alternative investments was $96 million, or $0.35 per share, below management’s long-term expected return of approximately 10%

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

F&G Segment (continued)

The table below provides a summary of sales highlights.

	Three months ended		Nine months ended
(In millions)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Indexed annuities ("FIA/RILA")	$1,665	$1,847	$4,827	$4,932
Indexed universal life ("IUL")	41	39	137	125
Pension risk transfer ("PRT")	538	337	1,294	1,259
Subtotal: Core sales	2,244	2,223	6,258	6,316
Fixed rate annuities ("MYGA")	969	1,655	3,438	4,457
Funding agreements ("FABN/FHLB")	1,025	—	1,550	1,020
Subtotal: Opportunistic sales(2)	1,994	1,655	4,988	5,477
Gross sales(1)	4,238	3,878	11,246	11,793
Sales attributable to flow reinsurance to third parties(3)	(1,438)	(1,492)	(3,521)	(3,660)
Net sales(1)	2,800	2,386	7,725	8,133

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.Opportunistic sales volumes fluctuate quarter to quarter depending on economics and market opportunity as we prioritize allocating capital to the highest return opportunities
3.Sales attributable to flow reinsurance to third parties includes the reinsurance sidecar

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings attributable to common shareholders

Adjusted net earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings attributable to common shareholders is calculated by adjusting net earnings (loss) attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards;
ii.Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset and the change in fair value of liabilities recognized as a result of acquisition activities);
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances in our Title and Corporate and Other segments;
vi.Other and “non-recurring,” “infrequent” or “unusual items”: Other adjustments include removing any charges associated with U.S. guaranty fund assessments as these charges neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, but result from external situations not controlled by the Company. Further, Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of entities that FNF does not wholly own; and
viii.Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction

While these adjustments are an integral part of the overall performance of FNF, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)
AUM is comprised of the following components and is reported net of reinsurance assets ceded in accordance with GAAP:

i.total invested assets at amortized cost, excluding investments in unconsolidated affiliates, owned distribution and derivatives;
ii.investments in unconsolidated affiliates at carrying value;
iii.related party loans and investments;
iv.accrued investment income;
v.the net payable/receivable for the purchase/sale of investments; and

vi.cash and cash equivalents excluding derivative collateral at the end of the period.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained.

AUM before Flow Reinsurance

AUM before Flow Reinsurance is comprised of components consistent with AUM, but also includes flow reinsured assets.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets.

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.